EXHIBIT 32

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Kessel D. Stelling Jr., the Acting Chief Executive Officer, President and Chief Operating Officer of Synovus Financial Corp. (the “Company”), and Thomas J. Prescott, the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

(1)

The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2010	BY:	/s/ Kessel D. Stelling Jr.
Acting Chief Executive Officer,
President and Chief Operating Officer

Dated: August 9, 2010	BY:	/s/ Thomas J. Prescott
Thomas J. Prescott
Chief Financial Officer

This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation contained in such filing.)